UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2012

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On July 27, 2012, ARIAD Pharmaceuticals, Inc. issued a press release announcing the initiation of the randomized Phase 3 trial of ponatinib, its investigational pan-BCR-ABL inhibitor, in adult patients with newly diagnosed chronic myeloid leukemia (CML).  The EPIC (Evaluation of Ponatinib versus Imatinib in Chronic Myeloid Leukemia) trial is designed to provide definitive clinical data to support regulatory approval of ponatinib in treatment-naïve CML patients.  The efficacy of ponatinib will be assessed in comparison to imatinib based on evaluation of the primary endpoint of major molecular response (MMR) rate at 12 months. ARIAD expects to complete patient enrollment in the trial by the end of 2013.

ITEM 9.01	Financial Statements and Exhibits

(d)   The following exhibit is filed with this report:

Exhibit Number	Description

99.1	Press Release dated July 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

		By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President, Chief Financial Officer

Date:	July 27, 2012

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